UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)          DECEMBER 16, 2004
                                                      ------------------------

                    ADVANCED ACCESSORY HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



         DELAWARE                     333-114547                56-2426615

 (State or Other Jurisdiction                               (I.R.S. Employer
  of Organization)             (Commission File Number)     Identification No.)



                           12900 HALL ROAD, SUITE 200
                        STERLING HEIGHTS, MICHIGAN 48313

                         (Address of Principal Executive
                          Offices, including Zip Code)

                                 (586) 997-2900

                         (Registrant's telephone number,
                              including area code)
                                       N/A
               -----------------------------------------------------
                 (Former name or former address, if changed since
                                   last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS


             On December 16, 2004, Clifford C. Suing, Advanced Accessory Holdings Corporation's (the "Company") Vice President -Finance and Chief Accounting Officer was designated as the Company's principal accounting officer (within the meaning of federal securities law). Mr. Suing, who is 39, has served as the Company's Vice President -Finance and Chief Accounting Officer since November 2004. Prior to joining the Company, Mr. Suing was employed by Oxford Automotive, a tier 1 supplier of stampings, assemblies and modules, from 1997 to 2004 and held various senior level financial positions including Treasurer, Corporate Controller and most recently Vice-President Finance for the European operations. Mr. Suing joined Oxford as a result of the acquisition by Oxford of Lobdell Emery in 1997. Mr. Suing joined Lobdell in 1991 as a financial analyst, and was Treasurer at the time of the acquisition. From 1986 to 1991, Mr. Suing was employed by Ernst & Young LLP. Mr. Suing is a CPA and holds a Bachelors degree in Accounting from Saginaw Valley State University.

             Previously, Ronald Gardhouse, the Company's Executive Vice President and Chief Financial Officer served as the Company's principal accounting officer. Mr. Gardhouse will continue to serve the Company in all of his other current capacities, including as Executive Vice President, Chief Financial Officer and principal financial officer of the Company.

                                   SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ADVANCED ACCESSORY HOLDINGS
                                              CORPORATION
                                              (Registrant)


Date:   December 20, 2004                     By:  /s/ Terence C. Seikel
                                                   ----------------------------
                                                   Terence C. Seikel
                                                   President and Chief Executive
                                                      Officer